     As filed with the Securities and Exchange Commission on June 4, 1998
                                                      Registration No. 333-40487
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                            NEWPARK RESOURCES, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                                     72-1123385
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


                        3850 NORTH CAUSEWAY, SUITE 1770
                           Metairie, Louisiana 70002
                                 (504) 838-8222
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                            JAMES D. COLE, PRESIDENT
                            Newpark Resources, Inc.
                        3850 North Causeway, Suite 1770
                           Metairie, Louisiana 70002
                                 (504) 838-8222
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            HOWARD Z. BERMAN, ESQ.
                           Ervin, Cohen & Jessup LLP
                       9401 Wilshire Boulevard, 9th Floor
                        Beverly Hills, California  90212
                                 (310) 273-6333

                             ---------------------

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             --------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     This Post-Effective Amendment No. 1 is being filed to amend the Registration Statement on Form S-3 (No. 333-40487) filed with the Securities and Exchange Commission (the "Commission") on November 18, 1997 (the "Registration Statement"), pursuant to which Newpark Resources, Inc., a Delaware corporation (the "Registrant"), registered 125,500 shares of its common stock, $0.01 par value ("Common Stock"), on behalf of the selling stockholders named therein (the "Selling Stockholders"). The Commission declared the Registration Statement effective on November 26, 1997.

     Pursuant to the terms of the Registration Rights Agreement, dated July 24, 1997, between the Registrant and Hill M. Dishman, James C. Dishman, and James C. Dishman, Jr., the Registrant's obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, this Post-Effective Amendment No. 1 is being filed to deregister the shares of Common Stock which remain unsold by the Selling Stockholders on the date hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana on June 4, 1998.

                                     NEWPARK RESOURCES, INC.

                                     By   /s/ James D. Cole
                                     ------------------------------------------
                                     James D. Cole, Chairman of the Board,
                                     President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                           TITLE                     DATE
         ---------                           ----                      ----

     /s/ James D. Cole           Chairman of the Board, President  June 4, 1998
------------------------------     and Chief Executive Officer
     James D. Cole


     Matthew W. Hardey*          Vice President of Finance         June 4, 1998
------------------------------     and Chief Financial Officer
     Matthew W. Hardey


     Wm. Thomas Ballantine*      Executive Vice President          June 4, 1998
------------------------------     and Director
     Wm. Thomas Ballantine


     Dibo Attar*                 Director                          June 4, 1998
------------------------------
     Dibo Attar


     W.W. Goodson*               Director                          June 4, 1998
------------------------------
     W. W. Goodson


     David P. Hunt*              Director                          June 4, 1998
------------------------------
     David P. Hunt


     Dr. Alan J. Kaufman*        Director                          June 4, 1998
------------------------------
     Dr. Alan J. Kaufman


     James H. Stone*             Director                          June 4, 1998
------------------------------
     James H. Stone


*By:     /s/ James D. Cole
      ------------------------
         James D. Cole as
         Attorney-In-Fact